Exhibit 10.18(c)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SECOND AMENDMENT TO LICENSE AGREEMENT

This Second Amendment (the “Second Amendment”), effective as of November 25, 2019 (“Effective Date of the Second Amendment”), is made by and between Puma Biotechnology, Inc., a corporation organized and existing under the laws of Delaware with its principal place of business at 10880 Wilshire Blvd, Los Angeles, CA 90024 (“Licensor”) and Pierre Fabre Medicament SAS, a company duly organized and existing under the laws of France, having offices and principal place of business at 45, Place Abel Gance 92100 Boulogne Billancourt, France (“Licensee”) (each individually a “Party” and collectively the “Parties”), and amends that certain License Agreement between the Parties effective as of March 29, 2019, amended by the First Amendment effective as of September 17, 2019 (together, the “Agreement”).  Capitalized terms used herein without definition shall have the meaning set forth in the Agreement.

WHEREAS, pursuant to Article 2.6 of the Agreement, Licensor provided a Licensor Notice to Licensee dated July 31, 2019; and

WHEREAS, Licensor received the Licensee Notice from Licensee on August 9, 2019, whereby Licensee indicated its interest and intent to negotiate with Licensor for the commercialization rights of the Products in certain of the Option Territory, as further described below.

NOW THEREFORE, for good and valuable mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:

1.	Article 1.95 shall be added with the following:,

1.95 “First Territory Extension” means Middle East Countries, South Africa, Sudan, and Turkey.

2.	As of the Effective Date of this Second Amendment, the First Territory Extension shall be deemed included in the Licensee Territory and shall no longer be included in the Option Territory.

3.

As of the Effective Date of this Second Amendment, subject to the terms and conditions of the Agreement, Licensor hereby grants to Licensee and its Affiliates an exclusive (even as to Licensor and its Affiliates), royalty bearing license under the Licensed Intellectual Property, with the right to sublicense (subject to Article 2.3 of the Agreement) through multiple tiers to Develop, Manufacture (subject to this Section 3), seek approval of Regulatory Filings and Commercialize the Product in the First Territory Extension in the Field.  Notwithstanding anything to the contrary herein or the agreement, the exclusive rights Manufacture the Licensed Products shall not apply to the First Territory Extension, unless and until such rights and licenses are necessary to comply with applicable Law in any country in the First Territory Extension and shall solely extend to the extent to such country and to the extent necessary for Licensee to exercise its Commercialization rights under this Agreement in such country.

4.

As of the Effective Date of the Second Amendment, Licensee shall be responsible for the Programs (as defined in the First Amendment to the License Agreement, dated 18 September, 2019) for each country of the First Extension Territory, including without limitation Product supplies, and costs and fees related to the management fees of such Programs.

5.	Payments relating to the First Territory Extension.
a.

License Fee. In consideration for the license granted by Licensor to Licensee under Section 3 of this Second Amendment, Licensee shall pay to Licensor a license fee equal to four million USD (US $4,000,000) within [***] ([***]) days following the Effective Date of the Second Amendment in accordance with the payment provisions of Article 7 of the Agreement.  Payment made in accordance with this Section 5(a) shall be non-refundable, non-creditable and non-cancellable.

b.	Milestone Payments.
i.

Development Milestone Payments. In further consideration for the license granted by Licensor to Licensee under Section 3 of this Second Amendment, Licensee shall pay to Licensor the milestone payments set out below following the first achievement by Licensee, and/or any of its Affiliates or Sublicensees, of the corresponding milestone events set out below with respect to the Product in the First Territory Extension, in accordance with this Section 5(b)(i) and the payment provisions in Article 7 of the Agreement:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]

Each development milestone payable under this Section 5(b)(i) shall be payable only once and the total of such development milestones shall not exceed [***] ([***]).

ii.

Sales Milestone Payments. In further consideration for the license granted by Licensor to Licensee under Sections 3 of this Second Amendment, Licensee shall pay to Licensor the milestone payments set out below following the first time that the Annual Royalty Bearing Net Sales of the Product reach the following thresholds in South Africa, in accordance with this Section 5(b)(ii) and the payment provisions in Article 7 of the Agreement:

Sales Milestone Events	Milestone Payment

[***]	[***]

c.

For the avoidance of doubt, Royalty Bearing Net Sales of the Product in the First Territory Extension shall be included in the calculation of sales milestones payments and royalties provided under Articles 6.2(b) and 6.4.

6.	As of the Effective Date of the Second Amendment, Exhibit 1 of the Agreement shall be deleted and replaced with Addendum A to this Second Amendment, attached hereto.

7.	As of the Effective Date of the Second Amendment, Exhibit 5 of the Agreement shall be deleted and replaced with Addendum B to this Amendment, attached hereto.

8.

Entire Agreement. All other terms and conditions of the Agreement, as amended and modified, are hereby ratified, confirmed and approved. This Second Amendment is the integral part of the Agreement. Except as set forth in this Second Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.  If there is a conflict between the Agreement and this Second Amendment, the terms of this Second Amendment will prevail.

9.

Counterparts. This Second Amendment may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same instrument.

(The remainder of this page intentionally left blank.)

IN WITNESS WHEREOF, the Parties have executed this Amendment Two as of the Effective Date of the Amendment Two.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan Auerbach
Name:	Alan Auerbach
TITLE:	Chief Executive Officer and President

PIERRE FABRE MEDICAMENT SAS

By:	/s/ Jean Luc Lowinski
Name:	Jean Luc Lowinski
TITLE:	President, Pharmaceuticals Division

Addendum A

LICENSED PATENTS

Omitted pursuant to Regulation S-K, Item 601(a)(5)

Addendum B

PRODUCT TRADEMARKS AND DOMAIN NAMES

Omitted pursuant to Regulation S-K, Item 601(a)(5)